EXHIBIT 99(a)

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                     REPUBLIC SECURITY FINANCIAL CORPORATION
                              4400 CONGRESS AVENUE
                         WEST PALM BEACH, FLORIDA 33407

         The undersigned hereby appoints Rudy E. Schupp and Richard J. Haskins, and each of them acting alone, with the power to appoint his substitute, proxy to represent the undersigned and vote as designated below all of the shares of common stock of Republic Security Financial Corporation (the "RSFC") held of record by the undersigned on September 18, 1998, at the Special Meeting of Shareholders to be held on October 27, 1998 and at any adjournment or postponement thereof.

1. Approval of an amendment to RSFC's Articles of Incorporation increasing the authorized shares of its common stock (the "RSFC Common Stock") from 100,000,000 to 500,000,000, increasing the authorized shares of Series B Junior Participating Preferred Stock from 1,000,000 to 5,000,000 and deleting the 7% Cumulative Convertible Preferred Stock, Series C.

         [ ]      FOR
         [ ]      AGAINST
         [ ]      ABSTAIN

2. Approval of an amendment to the Republic Security Financial Corporation 1997 Performance Incentive Plan (the "Plan") increasing the number of shares of RSFC Common Stock issuable under the Plan from 2,000,000 shares to 5,000,000 shares.

         [ ]      FOR
         [ ]      AGAINST
         [ ]      ABSTAIN

3. Approval of the Agreement and Plan of Merger, dated as of May 27, 1998, by and between RSFC and First Palm Beach Bancorp, Inc. ("FPBB"), providing for the merger of FPBB with and into RSFC.

         [ ]      FOR
         [ ]      AGAINST
         [ ]      ABSTAIN

4. In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.



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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3.

Dated:  _________________

                                            --------------------------------
                                            Signature

                                            --------------------------------
                                            Signature if held jointly

                           Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.